As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

POWERBRIDGE TECHNOLOGIES CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

Tel: +86-756-339-5666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joan Wu Esq.

Hunter Taubman Fischer & Li, LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Tel: (212) 530-2210

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Ordinary Share, par value $0.00166667 per share (1)		(2)		(3)
Debt Securities (1)		(2)		(3)
Warrants (1)		(2)		(3)
Rights (1)		(2)		(3)
Units (1)		(2)		(3)
Total Primary Offering (4)					$200,000,000	$21,820
Secondary Offering		(6)		(7)
Ordinary Share, par value $0.00166667 per share (5)(8)	8,800,000		$4.075		$35,860,000	$3,913
Total					$235,860,000	$25,733

(1)	With respect to the securities issuable in the primary offering, the securities being registered consist of such indeterminate number of ordinary shares, par value $0.00166667 per share (“Ordinary Shares”), as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of Ordinary Share. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $200,000,000.
(2)	Not required to be included in accordance with General Instruction II.D. of Form F-3 under the Securities Act.
(3)	With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.
(5)	As described in greater detail in the prospectus contained in this registration statement, the Ordinary Shares to be offered for resale by selling shareholders include an aggregate of 8,800,000 Ordinary Shares issued to the selling shareholders in connection with private transactions.
(6)	All shares registered pursuant to the Secondary Offering of this registration statement are to be offered for resale by the Selling Shareholders (defined below). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s Ordinary Shares, issued to prevent dilution resulting from share splits, share dividends or similar events. No additional consideration will be received for such additional number of shares of common share, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(7)	Calculated pursuant to Rule 457(g) under the Securities Act.
(8)	The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the Ordinary Shares registered hereunder, based on the price of $4.07, which was the average of the high and low prices reported on the Nasdaq Capital Market February 16, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sales by us of up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings;

●	A resale prospectus which covers offer and resale of up to an aggregate of 8,800,000 ordinary shares, par value $$0.00166667 held by certain Selling Shareholders; and

●	a sales agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $30 million of our ordinary shares that may be issued and sold from time to time under a sales agreement with A.G.P / Alliance Global Partners (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $30 million of ordinary shares that may be offered, issued and sold under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $30 million included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $30 million of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED FEBRUARY 23, 2021

PROSPECTUS

POWERBRIDGE TECHNOLOGIES CO., LTD.

$200,000,000

Ordinary Share

Preferred share

Debt Securities

Warrants

Rights

Units

8,800,000 Ordinary Shares Offered by Selling Shareholders

We may offer to the public from time to time in one or more series or issuances of our ordinary shares, par value $$0.00166667, debt securities, warrants to purchase our Ordinary Shares, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities

Selling Shareholders (defined as below) may also offer up to an aggregate of 8,800,000 Ordinary Shares, par value $$0.00166667 (“Shares”) currently held by such Selling Shareholders acquired pursuant to certain securities purchase agreement (the “SPA”) dated August 24, 2020, by and among the Company and such Selling Shareholders, where the Company sold the Shares at a per share purchase price of $2.00 to the Selling Shareholders. The holders of the Shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.” We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the resale the Shares.

The securities may be sold by us or the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Selling Shareholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 15. For a list of the Selling Shareholders, see the section entitled “Selling Shareholders” on page 13.

The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement.

Our Ordinary Share is currently listed on the Nasdaq Capital Market under the symbol “PBTS.” On February 22, 2021, the last reported sale price of our Ordinary Share on the Nasdaq Capital Market was $4.37 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our Ordinary Share involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5  and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $200,000,000 and the Selling Shareholders may offer from time to time up to an aggregate of 8,800,000 Ordinary Shares, par value $$0.00166667. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Ordinary Share offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Share pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Powerbridge,” “Company,” “we,” “our” and “us” refer to Powerbridge Technologies Co., Ltd., a Cayman Islands exempted company.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and other similar terms refer to Powerbridge Technologies Co., Ltd. and its consolidated subsidiaries.

Overview

We are a provider of software application and technology solutions and services to corporate and government customers primarily located in China. We introduced global trade software applications when we launched our operations in 1997 with a vision to make global trade operations easier for our customers. Since our inception, we have continued to innovate by developing technologies that enable us to successfully deliver a series of solutions and services that address the evolving and changing needs of our corporate and government customers. Our mission is to make global trade easier by empowering all players in the ecosystem.

With the rapid growth of advertisement and media industrial in recent years, we believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We also see the potential to further expand our business into such industry, which could be supported by the success of our own Big Data platforms/products. As a result, we started to implement our plan to build a network of digital display and operate an advertisement platform since October 2020 by using our Big Data platform and services.

 Our customers are corporate and government organizations engaged in global trade. Our corporate customers are import and export companies, manufacturers engaged in international trade, as well as logistics and other service providers. Our government customers include customs and other government agencies that oversee the flow of goods and services across borders, as well as government authorities and organizations that manage and operate free trade and bonded trade zones, ports and terminals, and other international trade facilities.

Global trade involves complicated and cumbersome processing, manual handling of voluminous documents, extended and complex cross-organization workflows as well as a great number of business and government players in the global trade ecosystem. Our customers are facing increasing challenges as the world’s trade ecosystems continue to grow in size and complexity. Costs associated with global trade, such as logistics performance, border control and international connectivity remain high. Potential savings from more collaborative and efficient trade processes could reduce the costs of global trade significantly. The need for greater efficiency and cost savings are driving the transformative shift for participants in global trade to become more connected and collaborative.

Our comprehensive and robust solutions and services include Powerbridge System Solutions and Powerbridge SaaS Services with more than 50 solutions and services deployable on premise and in the cloud. Leveraging our deep domain knowledge and strong industry experience, we provide a series of differentiated and robust solutions and services that address the mission critical needs of our corporate and government customers, enabling them to handle and simplify the complexities of global trade operations, logistics and compliance.

We provide Powerbridge System Solutions to our corporate and government customers engaged in global trade, including businesses and manufacturers across a broad range of industries, government agencies and regulatory authorities, as well as global trade logistics and other service providers. Powerbridge System Solutions enable our customers to streamline their trade operations, trade logistics and regulatory compliance, consisting of Trade Enterprise Solutions and Trade Compliance Solutions which have been in service since our first introduction twenty years ago and Import & Export Loan and Insurance Processing which have recently been introduced to a selected group of customers.

We began offering our Powerbridge SaaS Services (software-as-a-service) in 2016 and are continually developing and expanding our SaaS services that provide our corporate and government customers with significant benefits, including better use of resources, a lower cost of operations, easier document handling, faster processing time as well as higher logistics and compliance connectivity and efficiency. Powerbridge SaaS Services include Logistics Service Cloud and Trade Zone Operations Cloud which are in service, and Inward Processed Manufacturing Cloud, Cross-Border eCommerce Cloud and Import & Export Loan and Insurance Processing Service Cloud which are in development.

We have begun offering our cloud-based Powerbridge BaaS Services (blockchain-as-a-service) with designated use case for limited government customers since June 2019 and we have not generated any revenue from it.   We continue developing our BaaS Services for market commercialization. Blockchain technology is emerging as a major disruptive force across many industries including those involved in global trade. We believe that blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the global trade supply chain. Powerbridge BaaS Service  includes Compliance Blockchain Services and Supply Chain Blockchain Services.

Our solutions and services are built from our multiple proprietary technology platforms which are developed based on industry leading open source infrastructure technologies. Our technology platforms include Powerbridge System Platform and Powerbridge SaaS Platform, which are designed for high-performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the needs of our corporate and government customers. Our Powerbridge BaaS Platform is in development and our BaaS services will be built on top of our Powerbridge Blockchain Platform that is designed to provide high scalability and performance characteristics, consisting of multiple technology engines that support the various business component models specific for trade transaction, trade logistics and regulatory compliance in global trade.

We intend to continue leveraging our industry expertise and product knowledge with the best use of emerging and disruptive technologies such as big data, artificial intelligence and Internet of Things to enhance our core technology capabilities and continually increase the scope of our solutions and services to our customers.

Expansion Into Out-Of-Home Advertising and Media

Since October 2020, we started to implement our plan to build a network of digital display such as LCD screens and operate an advertisement platform in Shenzhen initially, and then expand to the Greater Bay Area of China. We believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We will focus on display advertising in various high traffic advertising locations such as residential and office buildings, commercial parking garages, and elevators in residential and office buildings.

We closed on a $50 million Note financing on October 27, 2020, which is in addition to the $17.5 million raised on August 24, 2020 in a private placement of ordinary shares, par value $0.00166667. The funds raised are being used as prepayment for acquiring the right to operate and publish advertisements at certain advertising space, as an efficient way of accelerating the Company’s entrance into the out-of-home digital display advertising and media business.

On September 25, 2020, Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”), a wholly-owned subsidiary of the Company, entered into a leasing agreement (the “Original Leasing Agreement”) with Shenzhen Kezhi Technology Co., Ltd., a company incorporated under the PRC laws (“Kezhi”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain advertising space it leases or controls in certain shopping centers in Shenzhen, Guangdong, to Honghao. No less than 75% of the advertising space as provided in the Original Leasing Agreement shall be delivered within 6 months and the remainder shall be delivered within 12 months following the date of the Original Leasing Agreement. The Original Leasing Agreement became effective on October 1, 2020 and shall expire on September 30, 2032.

Honghao agreed to pay an aggregate rent of RMB150 million (approximately $22 million) within 3 months of the date of the Original Leasing Agreement. Additionally, Honghao agreed to pay RMB10 million (approximately $1.67 million) as security deposit within 3 business days after the date of the Original Leasing Agreement. Kezhi agreed to pledge certain Hainan Huanghua pear furniture it owns and currently valued for RMB150 million (the “Collateral”) as guarantee for the rent payment made by Honghao pursuant to a separate guarantee agreement to be agreed upon by and between Honghao and Kezhi. The parties agreed the Collateral shall be pledged for the entire term of the lease and in the event the value of the Collateral is determined less than RMB150 million anytime during the term of the guaranty, Kezhi shall provide additional collateral within three months of such determination to make sure that aggregate value of the Collateral maintains at RMB150 million.

On November 20, 2020, Honghao and Kezhi entered into a supplemental agreement to the Leasing Agreement (the “Supplemental Agreement”, together with the Original Leasing Agreement, the “Leasing Agreement”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain additional advertising space it leased or controls in several urban villages in Shenzhen, Guangdong, to Honghao.

Given that there was no transfer of the right to operate and publish advertisements between October 1, 2020, the effective date of the Original Leasing Agreement, and the date of the Supplemental Agreement, both parties agreed to change the effective date of the Original Leasing Agreement from October 1, 2020 to January 1, 2021, which shall expire on December 31, 2040.

Honghao and Kezhi also agreed to increase the rent from RMB150 million (approximately $22 million) to RMB 470 million (approximately $71 million) as consideration for all the advertising space, the payment of which shall be made within 3 months of the date of the Supplemental Agreement. Accordingly, Kezhi agreed to increase the value of the original collateral as provided in the Original Leasing Agreement from RMB150 million to RMB 470 million. Additionally, both parties agreed to change the original payment schedule of the security deposit in an amount of RMB10 million (approximately $1.67 million) as set forth in the Original Leasing Agreement from 3 business days after the date of the Original Leasing Agreement to 3 business days after the date of the Supplemental Agreement.

Additionally, the Supplemental Agreement provided the advertising space delivery schedule with at least 50% of the total advertising space to be delivered by December 31, 2021 and the remainder to be delivered by December 31, 2022 (the “Delivery Schedule”). In the event Kezhi fails to deliver the advertising space according to the Delivery Schedule, Honghao shall have the right to terminate the Leasing Agreement and have the rent returned in full as well as demand damages due to Kezhi’s default. Furthermore, both parties agreed that Honghao shall not be liable for any disputes, conflicts or lawsuits arising between Kezhi and any third party concerning the advertising space provided thereof (the “Third Party Disputes”). In the event Kezhi is unable to continue to perform all or part of its obligations under the Leasing Agreement due to third party disputes, Kezhi shall manage to locate similar replacement of advertising space for Honghao within one month. The parties also agreed on the parties’ obligations to seek regulatory approval to publish the advertisements, safe operation of the advertisement space, force majeure and other matters customary to lease agreement of such nature.

As of the date of this prospectus, we have not started the management of digital displays and have not generated any revenue under the outdoor advertising business. We plan to initiate our outdoor advertising business in the second quarter of 2021, and expect to manage a network of 30,000 digital displays such as LCD screens as well as operate an advertisement platform in Guangdong province, China. We are partnered with Kezhi, an advertising company in Shenzhen, to install and provide maintenance service for the digital displays while we will operate the advertisement system by using our big data platform. We expect to generate our revenue from the monthly advertisement fees charged to the advertisers. Supported by our big data platform, we are able to identify the most popular advertisements at a given time and location. With such analysis result, we can help our customers to identify the place and time which attract the most attention to their advertisements.

The following diagram illustrates our current corporate structure:

As of the date of this prospectus, Ningbo Powerbridge Pet Products Cross-border E-commerce Service Co., Ltd is dormant and has no operation.

Corporate Information

Our principal executive office is located at 1st Floor, Building D2, Southern Software Park, Tangjia Bay, Zhuhai, Guangdong 519080, China. Our telephone number is +86-756-339-5666. We maintain a website at www.powerbridge.com that contains information about our Company, though no information contained on our website is part of this prospectus.

ABOUT THE SECONDARY OFFERING

The secondary offering of this prospectus relates to the offer and resale by the Selling Shareholders of an aggregate of 8,800,000 Ordinary Shares. All of the Ordinary Shares will be sold by the Selling Shareholders. The Selling Shareholders may sell the Ordinary Shares from time to time at prevailing market prices or at privately negotiated prices.

Ordinary Share Offered by the Selling Shareholders:	8,800,000 Ordinary Shares.

Ordinary Share Outstanding on February 22, 2021:	45,777,318 Ordinary Shares

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the Selling Shareholders. See the “Use of Proceeds” section beginning on page 14.

Risk Factors:	An investment in the Ordinary Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 5 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	PBTS

RISK FACTORS

An investment in our Ordinary Share involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Ordinary Share. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Ordinary Share could decline as a result of any of these risks. You could lose all or part of your investment in our Ordinary Share. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Relating to Our Advertising and Media Business

We have a limited operating history in our advertising and media business, which may make it difficult for you to evaluate our business and prospects.

Since October 2020, we started to implement our plan to build a network of digital display such as LCD screens and operate an advertisement platform in Shenzhen initially, and then expand to the Greater Bay Area of China. On September 25, 2020, Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”), the wholly-owned subsidiary of the Company, entered into a leasing agreement (the “Original Leasing Agreement”) with Shenzhen Kezhi Technology Co., Ltd., a company incorporated under the PRC laws (“Kezhi”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain advertising space it leases or controls in certain shopping centers in Shenzhen, Guangdong, to Honghao. On November 20, 2020, Honghao and Kezhi entered into a supplemental agreement to the Leasing Agreement (the “Supplemental Agreement”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain additional advertising space it leased or controls in several urban villages in Shenzhen, Guangdong, to Honghao.

Accordingly, we have a very limited operating history for our current operations of our advertising and media business upon which you can evaluate the viability and sustainability of our business and its acceptance by advertisers and consumers. It is also difficult to evaluate the viability of our use of advertising displays and our use of advertising poster frames in residential complexes because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new forms of advertising media and entering new and rapidly evolving markets. These circumstances may make it difficult for you to evaluate our business and future operation.

Advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising time slots and advertising frame space on our networks, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our networks for a number of reasons, including:

●	a general decline in economic conditions;

●	a decline in economic conditions in the particular cities where we conduct business;

●	a decision to shift advertising expenditures to other available advertising media; or

●	a decline in advertising spending in general.

A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenue from our advertising services, and our financial condition and results of operations.

Our operating results of our advertising and media business are difficult to predict and may fluctuate significantly from period to period in the future.

Our operating results of our advertising and media business are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding advertising trends in China. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors that are likely to cause our operating results to fluctuate include the seasonality of advertising spending in China, a deterioration of economic conditions in China and potential changes to the regulation of the advertising industries in China. If our revenues generated from our advertising and media business for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our overall operating results for that quarter relative to our operating results from other quarters.

The out-of-home advertising market is intensely competitive. In addition, we might face competitive pressure from well-established internet companies, marketing agencies and traditional media.

With the introduction of new technologies and the influx of new entrants, we expect competition to continue and intensify, which could harm our ability to increase revenue and attain or sustain profitability. We believe the principal competitive factors in this industry include:

●	ability to deliver return on marketing expenditure at scale;

●	customer trust;

●	geographic reach;

●	breadth and depth of cooperation with publishers, ad exchanges, ad networks and other participants in the online marketing ecosystem;

●	comprehensiveness of solutions and service offerings;

●	pricing structure and competitiveness;

●	cross-channel capabilities;

●	accessibility and user-friendliness of solutions; and

●	brand awareness.

In addition, independent online marketing technology platforms face competitive pressure from large and well-established internet companies which have established stronger and broader presence across the online marketing ecosystem and have significantly more financial, technical, marketing and other resources, more extensive client base, and longer operating histories and greater brand recognition than we do. These companies may also leverage their positions to make changes to their systems, platforms, exchanges, networks or other products or services that could be harmful to our business and results of operations. In addition, these large and well-established companies control content distribution channels and would directly compete with us should we vertically expand our business to own or operate content distribution channels in the future. Further, some of these companies are, or may also become, our content distribution channels and may enter into other types of strategic arrangements with us. We also face competition from marketing agencies, who may have their own relationships with content distribution channels and can directly connect marketers with such channels. Furthermore, we continue to compete with traditional media including direct marketing, television, radio, cable and print advertising companies.

New technologies and methods of online marketing present an evolving competitive challenge, as market participants upgrade or expand their service offerings to capture more marketing spend from marketers. In addition to existing competitors and their existing service offerings, we expect to face competition from new entrants to the online marketing technology industry and new service offerings from existing competitors. If existing or new companies develop, market or resell competitive high-value marketing technology solutions, acquire one of our competitors or strategic partners, form a strategic alliance or enter into exclusivity arrangement with one of our competitors or strategic partners, our ability to compete effectively could be significantly compromised and our business, results of operations and prospects could be materially and adversely affected.

If our advertising business do not achieve widespread market acceptance, our business, growth prospects and results of operations would be materially and adversely affected.

The market for out-of-home advertising is evolving in China and may not achieve or sustain high levels of demand and market acceptance as we expect because we may face competition from mobile and social media. While marketing via search engines or display channels has been established for several years, marketing via new digital channels such as mobile and social media is not as well established and under quick development. The future growth of our out-of-home advertising business could be constrained by our competitors in out-of-home digital display business and competitors from emerging online marketing channels and social media.

Expansion of our outdoor advertising business depends on a number of factors, including the growth of new digital advertising channels such as mobile and social media and the cost, as well as the performance and perceived value associated with online marketing technology solutions. If we do not achieve widespread acceptance, or there is a reduction in demand for out-of-home advertising caused by weakening economic conditions, decreases in corporate spending, technological challenges, data security or privacy concerns, governmental regulation, competing technologies and solutions or otherwise, our business, growth prospects and results of operations will be materially and adversely affected.

If our operating platforms are flawed or ineffective, or if our platform fails to otherwise function properly, our reputation and market share would be materially and adversely affected.

Our ability to attract marketers to, and build trust in, our platform is significantly dependent on our ability to interact with relevant marketing content. The data we collect may not be relevant to all industries, and for certain industries, we may not have sufficient user data to ensure that our platforms would work effectively. Furthermore, we generally do not verify the data we gather, which may be subject to fraud or are otherwise inaccurate. Even if such data are accurate, they may become irrelevant or outdated and thus may not reflect a user’s genuine interest or accurately predict his or her interaction with a given marketing message. For example, following the date we obtain the relevant data, a user’s interest and behavior pattern may change or he or she may have already completed a transaction and is no longer interested in the marketing message.

In addition, we expect to experience significant growth in the amount of data we process as we continue to develop new solutions and features to meet evolving and growing marketer demands. As the amount of data and variables we process increases, the calculations that our algorithms and data engines must process become increasingly complex and the likelihood of any defect or error increases. To the extent our operating platforms fail to accurately assess or predict a user’s interest in and interaction with, the relevant marketing content, or experience significant errors or defects, marketers may not achieve their marketing goals in a cost-effective manner or at all, which could make our platform less attractive to them, result in damages to our reputation and a decline of our market share and adversely affect our business and results of operations.

We plan to use big data platform to run and manage our out-of-home advertising digital displays. However, our ability to collect and use data from various sources could be restricted, and therefore, it may affect our management and operation of our out-of-home advertising digital displays.

We plan to use big data platform to run and manage our out-of-home advertising digital displays. With data collected by and analysis ran by big data platform, we may better identify the target audience of our out-of-home advertising digital displays. The optimal performance and analysis of our big data platform depends on the data that we collect from multiple sources, which we use to build user profiles, develop and refine preferences of our target audience. Our ability to collect and use these types of data is limited by a number of factors including:

●	decisions by marketers, content distribution channels, or selected third party that we may have data collaboration arrangement with, to restrict our ability to collect data from them, to refuse to implement mechanisms that we may request to ensure compliance with our legal obligations;

●	new developments in law, regulations and industry standards on privacy and data protection regimes, including increased visibility of consent mechanisms as a result of these legal, regulatory or industry developments;

●	the failure of our network or software systems, or the network or software systems of marketers;

●	our inability to grow client base in new industries and geographic markets in order to obtain the critical mass of data necessary for our algorithms and data engines to perform optimally in these new industries and geographies;

●	our relationship with our data partners or certain key data sources, including major internet companies in China, which may stop providing or be unable to provide us data on terms acceptable to us; and

●	interruptions, failures or defects in our data collection, mining, analysis and storage systems.

Any of the above described limitations on our ability to successfully collect and use data could materially impair the optimal performance of our big data platform as well as the efficiency of our solutions for our clients, which could make our platform less attractive to marketers and result in damages to our reputation, a decline of our market share and adversely affect our business and results of operations.

Our failure to maintain existing relationships or obtain new relationships with businesses that allow us to access to desirable locations and platforms on which we operate our network could harm or reverse our growth potential and our ability to increase our revenues.

Our ability to generate revenues from advertising sales depends largely upon our ability to provide large networks of flat-panel displays placed in desirable building, commercial and store locations, of advertising poster frames placed in residential complexes, to secure desirable locations of large outdoor LED digital billboards, throughout major urban areas in China. We also depend on the ability of our third-party location provider to secure desirable LED digital billboard locations for our outdoor LED network. This, in turn, requires that we develop and maintain business relationships with real estate developers, landlords, property managers, hypermarkets, retailers and other businesses and locations in which we rent space for our displays and digital billboards. Although our advertising space leasing agreements have terms of 19 years, we may not be able to maintain our relationships with them on satisfactory terms, or at all. If we fail to maintain our relationships with landlords and property managers, or if our leasing agreement is terminated or not renewed or if we fail to maintain our relationship with our location provider of LED billboard space, advertisers may find advertising on our networks unattractive and may not wish to purchase advertising time slots or advertising frame space on our networks, which would cause our revenues to decline and our business and prospects to deteriorate.

In accordance with PRC real estate laws and regulations, prior consent of landlords and property managers is required for any commercial use of the public areas or facilities of residential properties. With regard to our network of advertising poster frames and some of our LED screen placed in the elevators and public areas of residential complexes, we have entered/plan to enter into frame or display placement agreements with property managers and landlords. For those frame or display placement agreements entered into with property managers, we intend to obtain or urge property managers to obtain consents from landlords. However, if the landlords of a residential complex object to our placing advertising displays in the elevators and public areas of the complex, we may be required to remove our advertising displays from the complex and may be subject to fines. We may not be able to successfully expand our out-of-home advertising network into new regions or diversify our network into new advertising networks or media platforms, which could harm or reverse our growth potential and our ability to increase our revenues.

If we are unable to obtain or retain desirable placement locations for our outdoor digital displays on commercially advantageous terms or if the supply of desirable locations diminishes or ceases to expand, we could have difficulty in maintaining or expanding our network, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

Our location costs, which include lease payments to landlords and property managers under our advertising space leasing agreement, maintenance and monitoring fees and other associated costs, could comprise a significant portion of our cost of revenues. We may also need to increase our expenditures on our advertising space leasing agreements to obtain new and desirable locations, to renew existing locations, and to secure favorable exclusivity and renewal terms. In addition, lessors of space for our outdoor digital displays may charge increasingly higher display location lease fees, or demand other compensation arrangements, such as profit sharing. If we are unable to pass increased location costs on to our advertising clients through rate increases, our operating margins and earnings could decrease and our results of operations could be materially and adversely affected.

In addition, in some developed cities of the Greater Bay Area of China, it may be difficult to increase the number of desirable locations in our network because most such locations have already been occupied either by us or by our competitors, or in the case of outdoor LED billboards, the placement of outdoor installments may be limited by municipal zoning and planning policies. In recently developing cities, the supply of desirable locations may be small and the pace of economic development and construction levels may not provide a steadily increasing supply of desirable commercial and residential locations. If, as a result of these possibilities, we are unable to increase the placement of our out-of-home digital displays into commercial and residential locations that advertisers find desirable, we may be unable to expand our client base, sell advertising time slots and poster frame space on our network or increase the rates we charge for time slots and poster frame space, which could decrease the value of our network to advertisers.

If we are unable to attract advertisers to advertise on our networks, we will be unable to maintain or increase our advertising fees and the demand for time on our networks, which could negatively affect our ability to grow revenues.

The amounts of fees we can charge advertisers for time slots on our out-of-home digital display advertising and media technology networks depend on the size and quality of our out-of-home digital display advertising and media technology networks and the demand by advertisers for advertising time on our out-of-home digital display advertising and media technology networks. Advertisers choose to advertise on our out-of-home digital display advertising and media technology networks in part based on the size of the networks and the desirability of the locations where we have placed our flat-panel displays and where we lease LED digital billboards as well as the quality of the services we offer. If we fail to maintain or increase the number of locations, displays and billboards in our networks, diversify advertising channels in our networks, or solidify our brand name and reputation as a quality provider of advertising services, advertisers may be unwilling to purchase time on our networks or to pay the levels of advertising fees we require to remain profitable.

In addition, the fees we can charge advertisers for frame space on our poster frame network depends on the quality of the locations in which we place advertising poster frames, demand by advertisers for frame space and the quality of our service. If we are unable to continue to secure the most desirable residential locations for deployment of our advertising poster frames, we may be unable to attract advertisers to purchase frame space on our poster frame network.

Our failure to attract advertisers to purchase time slots and frame space on our networks will reduce demand for time slots and frame space on our networks and the number of time slots and amount of frame space we are able to sell, which could necessitate lowering the fees we charge for advertising time on our network and could negatively affect our ability to increase revenues in the future.

Failure to manage our growth could strain our management, operational and other resources and we may not be able to achieve anticipated levels of growth in the new networks and media platforms we are beginning to operate, either of which could materially and adversely affect our business and growth potential.

We have been rapidly expanding, and plan to continue to rapidly expand, our advertising and media operations in China. We must continue to expand our advertising and media operations to meet the potential demands of advertisers for larger and more diverse network coverage and the demands of current and future landlords and property managers for installing and configuring outdoor digital displays in our existing and future commercial, store, residential and urban locations. This expansion has resulted, and will continue to result, in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to, among other things, different technology standards, and legal considerations. We may not be able to manage our operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

We may expand into new networks and new media platforms, however, the new advertising networks and media platforms we pursue in the future may not present the same opportunities for growth of outdoor digital displays as expected. Accordingly, we cannot assure you that the level of growth of our networks will not decline over time. Moreover, we expect the level of growth of our commercial location network to decrease as many of the more desirable locations have already been leased by us or our competitors.

If advertisers or the viewing public do not accept, or lose interest in, our out-of-home advertising network, our revenues may be negatively affected and our business may not expand or be successful.

We compete for advertising spending with many forms of more established advertising media. Our success depends on the acceptance of our out-of-home advertising network by advertisers and their continuing interest in these mediums as components of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our advertising network. Advertisers may elect not to use our services if they believe that consumers are not receptive to our networks or that our networks do not provide sufficient value as effective advertising mediums. Likewise, if consumers find some element of our networks, such as the strong light from the billboard, to be disruptive or intrusive, advertisers may decide not to place advertisements on our advertising network and may deem our outdoor billboards as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our advertising network. If a substantial number of advertisers lose interest in advertising on our advertising network for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our advertising service revenue, liquidity and results of operations could be negatively affected.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

We believe that our current cash and cash equivalents and cash flow from operations will be sufficient to meet our anticipated cash needs including for working capital and capital expenditures, for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities, could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

●	investors’ perception of, and demand for, securities of alternative advertising media companies;

●	conditions of the U.S. and other capital markets in which we may seek to raise funds;

●	our future results of operations, financial condition and cash flows;

●	PRC governmental regulation of foreign investment in advertising services companies in China;

●	economic, political and other conditions in China; and

●	PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we are unable to adapt to changing advertising trends and the technology needs of advertisers and consumers, we will not be able to compete effectively and we will be unable to increase or maintain our revenues which may materially and adversely affect our business prospects and revenues.

The market for out-of-home advertising requires us to continuously identify new advertising trends and the technology needs of advertisers and consumers, which may require us to develop new features and enhancements for our advertising network. In the future, subject to relevant PRC laws and regulations, we may use other technology, such as cable or broadband networking, advanced audio technologies and high-definition panel technology. We may be required to incur development and acquisition costs in order to keep pace with new technology needs but we may not have the financial resources necessary to fund and implement future technological innovations or to replace obsolete technology. Furthermore, we may fail to respond to these changing technology needs. For example, if the use of wireless or broadband networking capabilities on our advertising network becomes a commercially viable alternative and meets all applicable PRC legal and regulatory requirements, and we fail to implement such changes on our commercial location network and in-store network or fail to do so in a timely manner, our competitors or future entrants into the market who do take advantage of such initiatives could gain a competitive advantage over us. If we cannot succeed in developing and introducing new features on a timely and cost-effective basis, advertiser demand for our advertising networks may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects and revenues.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our advertising displays or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with other advertising companies in China. We compete for advertising clients primarily on the basis of network size and coverage, location, price, the range of services that we offer and our brand name. We also face competition from other out-of-home television advertising network operators for access to the most desirable locations in cities in China. Individual buildings, hotels, restaurants and other commercial locations and hypermarket, supermarket and convenience store chains may also decide to independently, or through third-party technology providers, install and operate their own flat-panel television advertising screens.

Our out-of-home advertising network faces competition with similar networks operated by domestic out-of-home advertising companies, including but not limited to Shanghai Xicheng Cultural Dissemination Co., Ltd., Focus Media Information Technology, and iClick Interactive Asia Group Limited. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, wireless communications, street furniture, billboard, frame and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio.

In the future, we may also face competition from new entrants into the out-of-home television advertising sector. Our sector is characterized by relatively low fixed costs and, as is customary in the advertising industry. In addition, since December 10, 2005, wholly foreign-owned advertising companies are allowed to operate in China, which may expose us to increased competition from international advertising media companies attracted to opportunities in China.

Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, or exclusive arrangements with desirable locations, and others may successfully mimic and adopt our business model. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We do not maintain any business liability disruption or litigation insurance coverage for our operations, and any business liability, disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations of advertising and media business in China. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

Any negative publicity with respect to us in general or our partners may materially and adversely affect our reputation, business and results of operations.

Complaints, litigation, regulatory actions or other negative publicity that arise about the advertising industry in general or our company in particular, including on the quality, effectiveness and reliability of privacy and security practices, and advertising content, even if inaccurate, could adversely affect our reputation and client confidence in, and the use of, our solutions. Harm to our reputation and client confidence can also arise for many other reasons, including employee misconduct, misconduct of our data and content distribution channel partners, data center providers or other counterparties, failure by these persons or entities to meet minimum quality standards or otherwise fulfill their contractual obligations or to comply with applicable laws and regulations. Additionally, negative publicity with respect to our data or content distribution channel partners could also affect our business and results of operation to the extent that we rely on these partners or if marketers or marketing agencies associate our company with such partners.

If we fail to promote or maintain our brand in a cost-efficient manner, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our platforms, and is an important element in attracting new clients and partners. Furthermore, we believe that the importance of brand recognition will increase as competition in our market increases. Successful promotion of our brand will depend largely on our ability to deliver value propositions to marketers and on the effectiveness of our marketing efforts If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new clients or retain our existing clients and our business and results of operations can be materially and adversely affected.

Risks Relating to Regulations of Our Adverting and Media Business

Our business operations may be affected by legislative or regulatory changes.

There are no existing PRC laws, rules or regulations that specifically define or regulate advertising on billboards. Moreover, we cannot assure you that any new laws, rules or regulations governing advertising on billboards, or out-of-home advertising generally, would not be burdensome to us or otherwise increase compliance and other costs or have a material adverse effect on our business and operations. We also cannot predict the timing and effects of any such new laws, rules or regulations. Changes in laws, rules and regulations governing advertising services, our business licenses or any other aspects of our business and operations may result in substantial additional costs as well as diversion of resources, and could have a material adverse effect on our financial condition, results of operations and prospects.

Adverse changes in the political and economic policies of the PRC government could significantly decrease the overall economic growth of the PRC, which could lead to a reduction in demand for our services and materially and adversely affect our business, financial conditions, results of operations and prospects.

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in the PRC. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	the level of government involvement;

●	the level of development;

●	the growth rate;

●	the control of foreign exchange; and

●	the allocation of resources.

While the PRC economy has experienced significant growth, growth has been uneven both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely effected by government control over capital investments or changes in tax regulations that are applicable to us. We cannot predict the future direction of political or economic reforms or the effects such measures may have on our business, financial position or results of operations. Any adverse change in the political or economic conditions in the PRC, including changes in the policies of the PRC government or in laws and regulations in the PRC, could have a material adverse effect on the overall economic growth of the PRC and in out-of-home advertising as well as the overall advertising industry. Such developments could lead to a reduction in demand for our services and materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to, and may expend significant resources in defending against, government actions and civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide design, production or agency services.

Under PRC Advertising Law, where an advertising operator provides advertising design, production or agency services with respect to an advertisement when it knows or should have known that the advertisement is false, fraudulent, misleading or otherwise illegal, the competent PRC authority may confiscate the advertising operator’s advertising revenue from such services, impose penalties, order it to cease dissemination of such false, fraudulent, misleading or otherwise illegal advertisement or correct such advertisement, or suspend or revoke its business licenses under certain serious circumstances.

Under the PRC Advertising Law, “advertising operators” include any natural person, legal person or other organization that provides advertising design, production or agency services to advertisers for their advertising activities. Since our solutions involve provision of agency services to marketers, including helping them identify, engage and convert audience, and create content catering to their potential clients across different content distribution channels, we are deemed as an “advertising operator” under the PRC Advertising Law. Therefore, we are required to examine advertising content for which we provide agency services for compliance with applicable laws, notwithstanding the fact that the advertising content may have been previously published, and that the advertisers also bear liabilities for the content in their advertisements. In addition, for advertising content related to certain types of products and services, such as alcohol, cosmetics, pharmaceuticals and medical procedures, we are expected to confirm that the advertisers have obtained requisite government approvals, including operating qualifications, proof of quality inspection for the advertised products, government pre-approval of the content of the advertisements and filings with the local authorities. Although we have established internal policies to review and vet advertising content before it is placed on a content distribution channel to ensure compliance with applicable laws, we cannot ensure that each advertisement for which we provide agency services complies with all PRC laws and regulations relevant to advertising activities, that supporting documentation provided by our clients is authentic or complete, or that we are able to identify and rectify all non-compliances in a timely manner.

Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information for which we provide design, production or agency services. For example, we generally represent and warrant in our contracts with content distribution channels as to the truthfulness of the advertising content that we place on these channels, and agree to indemnify the content distribution channels for any losses resulting from false, fraudulent, misleading or otherwise illegal advertising content that we place on these content distribution channels. On the other hand, not all our marketing campaign contracts contain a back-to-back representation and warranty as to the truthfulness of the advertising content or an indemnity provision where the clients undertake to hold us harmless in case we incur losses arising out of any false, fraudulent, misleading or otherwise illegal advertising content. In the event we are subject to government actions or civil claims in connection with false, fraudulent, misleading or otherwise illegal marketing content for which we provide agency services, our reputation, business and results of operations may be materially and adversely affected.

SELLING SHAREHOLDERS

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of the Ordinary Shares by the Selling Shareholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any Ordinary Shares as to which the Selling Shareholders have sole or shared voting power or investment power and any Ordinary Shares that the Selling Shareholders hold.

The second column indicates the number of Ordinary Shares beneficially owned by the Selling Shareholders, based on their respective ownership as of February 22, 2021.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

This prospectus covers the resale of all of the Ordinary Shares that are held by the Selling Shareholders. The Selling Shareholders can offer all, some or none of their Ordinary Shares, thus we have no way of determining the number of the Ordinary Shares that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Shareholders will sell all of the Ordinary Shares which are covered by this prospectus. See “Plan of Distribution.”

	Number of Ordinary Shares Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering (1)	Percentage Beneficially Owned After Offering (1)
Dafan Chen (2)	1,400,000	1,400,000	0	*	%
Xing Li (3)	1,400,000	1,400,000	0	*	%
Yunxian Wu (4)	400,000	400,000	0	*	%
Wenge Chen (5)	300,000	300,000	0	*	%
Yimin Ding (6)	300,000	300,000	0	*	%
Shuai Jiang (7)	1,000,000	1,000,000	0	*	%
Xiaohui Wang (8)	200,000	200,000	0	*	%
ChiKeung Yan (9)	200,000	200,000	0	*	%
Hua Liu (10)	1,000,000	1,000,000	0	*	%
Wei Wen (11)	1,000,000	1,000,000	0	*	%
Hongbin Li (12)	1,600,000	1,600,000	0	*	%
TOTAL	8,800,000	8,800,000	0	*	%

*	Less than 1%

(1)	Includes Ordinary Shares owned by the Selling Shareholders.

(2)	The address of the selling shareholder is 481 Factory, Nanding Town, Zhangdian District, Zibo City, Shandon Province, China.

(3)	The address of the selling shareholder is Building 4, Zijin Manor, Haidian District, Beijing, China.

(4)	The address of the selling shareholder is Room 1701, Building 9, Phoenix City, Country Garden, Heyuan, Guangdong, China.

(5)	The address of the selling shareholder is Room 2503, Building 3, Zhonghai Mingzuan Building, No.688, Haoj Road, Xiangzhou District, Zhuhai City, Guangdong Province, China.

(6)	The address of the selling shareholder is Room 306, Building 46, Oriental Lily Garden, 308 Yangzijiang North Road, Yangzhou city, Jiangsu Province, China.

(7)	The address of the selling shareholder is 1-3 Unit, Building 3, Yuexin Aiqin Yu, 2 Kangxing Road, Huixing Street, Yub District, Chongqing, China.

(8)	The address of the selling shareholder is 2-2 Unit, Building 1, No. 55, Huafu Lane, Yuzhong District, Chongqing, China.

(9)	The address of the selling shareholder is House 81, Seasons Villas, 233 Kam Tin Rd, Kam Tin, NT.

(10)	The address of the selling shareholder is 24 Unit ,Group 7, Lanhujun, Jinkai Avenue, Yubei District, Chongqing, China.

(11)	The address of the selling shareholder is 24-3, Unit 2, Building 3, Block 10, Luneng Xingcheng, Yubei District, Chongqing, China.

(12)	The address of the selling shareholder is 18b01-1, Anlian building, Futian District, Shenzhen, China.

Material Relationships with Selling Shareholders

We have had the following material relationships with the Selling Shareholders in the last three (3) years:

On August 24, 2020, the Company entered into certain securities purchase agreements (the “SPAs”) with the Selling Shareholders, pursuant to which the Company sold an aggregate of 8,800,000 ordinary shares, par value $$0.00166667, at a per share purchase price of $2.00 per share. The net proceeds to the Company from this offering was approximately $17.5 million.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Shareholder. The Selling Shareholders will receive all of the proceeds from the sale of Ordinary Shares under the secondary offering of this prospectus. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with Cayman Islands laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Share all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Selling Shareholders’ Plan of Distribution

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, share exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Share for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Share by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL SHARE

General

We are a Cayman Islands exempt company and our affairs are governed by our Fourth Amended and Restated Memorandum and Articles of Association and Companies Law of the Cayman Islands, which we refer to as the Companies Law below. As of the date hereof, our authorized share capital is US$500,000 divided into 30,000,000 ordinary shares with a par value of US$0.00166667 per share.

As of February 22, 2021, there are 45,777,318 Ordinary Shares issued and outstanding. The following are summaries of material provisions of our Fourth Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on January 4, 2019 (Registration No. 333-229128) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on March, 27, 2019 which description is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

Preferred Shares

Our Memorandum and Articles of Association, as amended, authorizes our Board of Directors to establish one or more series of preferred shares with such designation, number of shares of the series, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without action by its shareholders, to issue preferred shares to the extent of available authorized but unissued shares. The preferred shares could be utilized as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

As of the date of this prospectus, there are no outstanding preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands. or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Share, preferred share or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common share, preferred share or debt securities or any combination thereof. Warrants may be issued independently or together with our common share, preferred share or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We incorporated in the Cayman Islands in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (1) the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at Newark, Delaware, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Zhong Lun Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$25,733
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous fees and expenses		(1)
Total		$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC of New York, New York and by Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and 2018 and for the fiscal years ended December 31, 2019 and 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.powerbridge.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	The annual report on Form 20-F for the fiscal year ended December 31, 2019, filed on June 24, 2020;

●	The Form 6-K filed on February 9, 2021, December 10, 2020, December 3, 2020, November 25, 2020, November 6, 2020, October 6, 2020, September 30, 2020, September 8, 2020, August 28, 2020, July 28, 2020, and July 2, 2020;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

POWERBRIDGE TECHNOLOGIES CO., LTD.

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

Tel: +86-756-339-5666

Copies of these filings are also available on our website at www.powerbridge.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

POWERBRIDGE TECHNOLOGIES CO., LTD.

$30,000,000

Ordinary Share

On February 23, 2021, we entered into a certain Sales Agreement, or sales agreement, with A.G.P. / Alliance Global Partners, or A.G.P., relating to our Ordinary Shares offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell Ordinary Shares having an aggregate offering price of up to $30,000,000 from time to time through A.G.P.

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “PBTS.” On February 22, 2021, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $4.37 per share.

Sales of our Ordinary Share, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our Ordinary Share in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of Ordinary Share sold pursuant to the sales agreement will be equal to 3.5% of the gross proceeds of any Ordinary Shares sold under the sales agreement. In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

_______________, 2021

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our Ordinary Shares. Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, this prospectus includes the accounts of Powerbridge Technologies Co., Ltd., a Cayman Islands company and its wholly-owned subsidiaries, collectively referred to as “we”, “us”, “Powerbridge” or the “Company”.

Overview

We are a provider of software application and technology solutions and services to corporate and government customers primarily located in China. We introduced global trade software applications when we launched our operations in 1997 with a vision to make global trade operations easier for our customers. Since our inception, we have continued to innovate by developing technologies that enable us to successfully deliver a series of solutions and services that address the evolving and changing needs of our corporate and government customers. Our mission is to make global trade easier by empowering all players in the ecosystem.

With the rapid growth of advertisement and media industrial in recent years, we believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We also see the potential to further expand our business into such industry, which could be supported by the success of our own Big Data platforms/products. As a result, we started to implement our plan to build a network of digital display and operate an advertisement platform since October 2020 by using our Big Data platform and services.

Our customers are corporate and government organizations engaged in global trade. Our corporate customers are import and export companies, manufacturers engaged in international trade, as well as logistics and other service providers. Our government customers include customs and other government agencies that oversee the flow of goods and services across borders, as well as government authorities and organizations that manage and operate free trade and bonded trade zones, ports and terminals, and other international trade facilities.

Global trade involves complicated and cumbersome processing, manual handling of voluminous documents, extended and complex cross-organization workflows as well as a great number of business and government players in the global trade ecosystem. Our customers are facing increasing challenges as the world’s trade ecosystems continue to grow in size and complexity. Costs associated with global trade, such as logistics performance, border control and international connectivity remain high. Potential savings from more collaborative and efficient trade processes could reduce the costs of global trade significantly. The need for greater efficiency and cost savings are driving the transformative shift for participants in global trade to become more connected and collaborative.

Our comprehensive and robust solutions and services include Powerbridge System Solutions and Powerbridge SaaS Services with more than 50 solutions and services deployable on premise and in the cloud. Leveraging our deep domain knowledge and strong industry experience, we provide a series of differentiated and robust solutions and services that address the mission critical needs of our corporate and government customers, enabling them to handle and simplify the complexities of global trade operations, logistics and compliance.

We provide Powerbridge System Solutions to our corporate and government customers engaged in global trade, including businesses and manufacturers across a broad range of industries, government agencies and regulatory authorities, as well as global trade logistics and other service providers. Powerbridge System Solutions enable our customers to streamline their trade operations, trade logistics and regulatory compliance, consisting of Trade Enterprise Solutions and Trade Compliance Solutions which have been in service since our first introduction twenty years ago and Import & Export Loan and Insurance Processing which have recently been introduced to a selected group of customers.

We began offering our Powerbridge SaaS Services (software-as-a-service) in 2016 and are continually developing and expanding our SaaS services that provide our corporate and government customers with significant benefits, including better use of resources, a lower cost of operations, easier document handling, faster processing time as well as higher logistics and compliance connectivity and efficiency. Powerbridge SaaS Services include Logistics Service Cloud and Trade Zone Operations Cloud which are in service, and Inward Processed Manufacturing Cloud, Cross-Border eCommerce Cloud and Import & Export Loan and Insurance Processing Service Cloud which are in development.

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We have begun offering our cloud-based Powerbridge BaaS Services (blockchain-as-a-service) with designated use case for limited government customers since June 2019 and we have not generated any revenue from it.  We continue developing our BaaS Services for market commercialization. Blockchain technology is emerging as a major disruptive force across many industries including those involved in global trade. We believe that blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the global trade supply chain. Powerbridge BaaS Service  includes Compliance Blockchain Services and Supply Chain Blockchain Services.

Our solutions and services are built from our multiple proprietary technology platforms which are developed based on industry leading open source infrastructure technologies. Our technology platforms include Powerbridge System Platform and Powerbridge SaaS Platform, which are designed for high-performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the needs of our corporate and government customers. Our Powerbridge BaaS Platform is in development and our BaaS services will be built on top of our Powerbridge Blockchain Platform that is designed to provide high scalability and performance characteristics, consisting of multiple technology engines that support the various business component models specific for trade transaction, trade logistics and regulatory compliance in global trade.

We intend to continue leveraging our industry expertise and product knowledge with the best use of emerging and disruptive technologies such as big data, artificial intelligence and Internet of Things to enhance our core technology capabilities and continually increase the scope of our solutions and services to our customers.

Expansion Into Out-Of-Home Advertising and Media

Since October 2020, we started to implement our plan to build a network of digital display such as LCD screens and operate an advertisement platform in Shenzhen initially, and then expand to the Greater Bay Area of China. We believe that there is a substantial market opportunity to operate an out-of-home digital display advertising and media technology platform in the Greater Bay Area of China. We will focus on display advertising in various high traffic advertising locations such as residential and office buildings, commercial parking garages, and elevators in residential and office buildings.

We closed on a $50 million Note financing on October 27, 2020, which is in addition to the $17.5 million raised on August 24, 2020 in a private placement of ordinary shares, par value $0.00166667. The funds raised are being used as prepayment for acquiring the right to operate and publish advertisements at certain advertising space, as an efficient way of accelerating the Company’s entrance into the out-of-home digital display advertising and media business.

On September 25, 2020, Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”), a wholly-owned subsidiary of the Company, entered into a leasing agreement (the “Original Leasing Agreement”) with Shenzhen Kezhi Technology Co., Ltd., a company incorporated under the PRC laws (“Kezhi”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain advertising space it leases or controls in certain shopping centers in Shenzhen, Guangdong, to Honghao. No less than 75% of the advertising space as provided in the Original Leasing Agreement shall be delivered within 6 months and the remainder shall be delivered within 12 months following the date of the Original Leasing Agreement. The Original Leasing Agreement became effective on October 1, 2020 and shall expire on September 30, 2032.

Honghao agreed to pay an aggregate rent of RMB150 million (approximately $22 million) within 3 months of the date of the Original Leasing Agreement. Additionally, Honghao agreed to pay RMB10 million (approximately $1.67 million) as security deposit within 3 business days after the date of the Original Leasing Agreement. Kezhi agreed to pledge certain Hainan Huanghua pear furniture it owns and currently valued for RMB150 million (the “Collateral”) as guarantee for the rent payment made by Honghao pursuant to a separate guarantee agreement to be agreed upon by and between Honghao and Kezhi. The parties agreed the Collateral shall be pledged for the entire term of the lease and in the event the value of the Collateral is determined less than RMB150 million anytime during the term of the guaranty, Kezhi shall provide additional collateral within three months of such determination to make sure that aggregate value of the Collateral maintains at RMB150 million.

On November 20, 2020, Honghao and Kezhi entered into a supplemental agreement to the Leasing Agreement (the “Supplemental Agreement”, together with the Original Leasing Agreement, the “Leasing Agreement”), pursuant to which, Kezhi agreed to transfer the right to operate and publish advertisements at certain additional advertising space it leased or controls in several urban villages in Shenzhen, Guangdong, to Honghao.

Given that there was no transfer of the right to operate and publish advertisements between October 1, 2020, the effective date of the Original Leasing Agreement, and the date of the Supplemental Agreement, both parties agreed to change the effective date of the Original Leasing Agreement from October 1, 2020 to January 1, 2021, which shall expire on December 31, 2040.

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Honghao and Kezhi also agreed to increase the rent from RMB150 million (approximately $22 million) to RMB 470 million (approximately $71 million) as consideration for all the advertising space, the payment of which shall be made within 3 months of the date of the Supplemental Agreement. Accordingly, Kezhi agreed to increase the value of the original collateral as provided in the Original Leasing Agreement from RMB150 million to RMB 470 million. Additionally, both parties agreed to change the original payment schedule of the security deposit in an amount of RMB10 million (approximately $1.67 million) as set forth in the Original Leasing Agreement from 3 business days after the date of the Original Leasing Agreement to 3 business days after the date of the Supplemental Agreement.

Additionally, the Supplemental Agreement provided the advertising space delivery schedule with at least 50% of the total advertising space to be delivered by December 31, 2021 and the remainder to be delivered by December 31, 2022 (the “Delivery Schedule”). In the event Kezhi fails to deliver the advertising space according to the Delivery Schedule, Honghao shall have the right to terminate the Leasing Agreement and have the rent returned in full as well as demand damages due to Kezhi’s default. Furthermore, both parties agreed that Honghao shall not be liable for any disputes, conflicts or lawsuits arising between Kezhi and any third party concerning the advertising space provided thereof (the “Third Party Disputes”). In the event Kezhi is unable to continue to perform all or part of its obligations under the Leasing Agreement due to third party disputes, Kezhi shall manage to locate similar replacement of advertising space for Honghao within one month. The parties also agreed on the parties’ obligations to seek regulatory approval to publish the advertisements, safe operation of the advertisement space, force majeure and other matters customary to lease agreement of such nature.

As of the date of this prospectus, we have not started the management of digital displays and have not generated any revenue under the outdoor advertising business. We plan to initiate our outdoor advertising business in the second quarter of 2021, and expect to manage a network of 30,000 digital displays such as LCD screens as well as operate an advertisement platform in Guangdong province, China. We are partnered with Kezhi, an advertising company in Shenzhen, to install and provide maintenance service for the digital displays while we will operate the advertisement system by using our Big Data platform. We expect to generate our revenue from the monthly advertisement fees charged to the advertisers. Supported by our Big Data platform, we are able to identify the most popular advertisements at a given time and location. With such analysis result, we can help our customers to identify the place and time which attract the most attention to their advertisements.

The following diagram illustrates our current corporate structure:

As of the date of this prospectus, Ningbo Powerbridge Pet Products Cross-border E-commerce Service Co., Ltd is dormant and has no operation.

Corporate Information

Our principal executive office is located at 1st Floor, Building D2, Southern Software Park, Tangjia Bay, Zhuhai, Guangdong 519080, China. Our telephone number is +86-756-339-5666. We maintain a website at www.powerbridge.com that contains information about our Company, though no information contained on our website is part of this prospectus.

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The Offering

Ordinary Shares offered by us:	Ordinary Shares having an aggregate offering price of up to $30,000,000.

Manner of offering:	“At the market offering” that may be made from time to time through our sales agent, A.G.P. See “Plan of Distribution” on page 7.

Use of proceeds:	We intend to use the net proceeds, if any, from this offering, for working capital and general corporate purposes. See “Use of Proceeds” on page 6.

Risk Factors:	Investing in our Ordinary Shares involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	PBTS

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RISK FACTORS

An investment in our Ordinary Share involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Ordinary Shares. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Ordinary Shares could decline as a result of any of these risks. You could lose all or part of your investment in our Ordinary Shares. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other shareholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from our newly developed outdoor advertisements business, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Ordinary Shares. See “Use of Proceeds.”

5

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

MARKET PRICE OF OUR ORDINARY SHARES

Our Ordinary Share is presently listed on The NASDAQ Capital Market under the symbol “PBTS”. On February 22, 2021, the last reported sale price of our Ordinary Share was $4.37.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

6

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell Ordinary Shares from time to time up to $30,000,000 to or through A.G.P., acting as our sales agent. The sales of our Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our Ordinary Shares or to or through a market maker.

Each time that we wish to issue and sell Ordinary Shares under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market, to sell shares of our Ordinary Shares under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Ordinary Shares, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Ordinary Shares pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.5% of the gross proceeds from the sale of our Ordinary Shares on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including legal fees and expenses) in an amount not to exceed $45,000 for implementation and up to an additional $8,000 per fiscal year for maintenance.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $30,000,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Shares.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of Ordinary Shares sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Ordinary Shares under the sales agreement.

In connection with the sale of Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Ordinary Shares.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

7

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus will be passed upon by Hunter Taubman Fischer and Li LLC, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this offering by Schiff Hardin LLP.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018 are incorporated by reference in this prospectus and any prospectus supplement, which form a part of the registration statement, have been audited by Friedman LLP, independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference herein, and in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

8

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001- 38851):

●	Annual Report on Form 20-F for the year ended December 31, 2019, filed on June 24, 2020;

●	The Form 6-K filed on February 9, 2021, December 10, 2020, December 3, 2020, November 25, 2020, November 6, 2020, October 6, 2020, September 30, 2020, September 8, 2020, August 28, 2020, July 28, 2020, and July 2, 2020;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Shares therein.

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

Tel: +86-756-339-5666

9

POWERBRIDGE TECHNOLOGIES CO., LTD.

$30,000,000

Ordinary Shares

PROSPECTUS

A.G.P.

______________, 2021

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Fourth Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.01*	Sales Agreement, dated February 23, 2021, by and between Powerbridge Technologies Co., Ltd. and A.G.P. / Alliance Global Partners, filed herewith.

3.01*	Amended and Restated Memorandum and Articles of Association, filed as an exhibit to Form 6-K, filed with the Commission on November 6, 2020, and incorporated herein by reference.

4.1**	Form of Debt Securities

4.2**	Form of Warrant Agreement, if any, including form of Warrant

4.3**	Form of Preferred share Certificate of Designation

4.4**	Form of Right Certificate

4.5*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any

5.1*	Opinion of Conyers Dill & Pearman

23.1*	Consent of Friedman LLP

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (see signature page of this registration statement)

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act; and

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized on February 23, 2021.

POWERBRIDGE TECHNOLOGIES CO., LTD.

By:	/s/ Stewart Lor
Stewart Lor
Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Ban Lor and Stewart Lor, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Ban Lor	Co-Chief Executive Officer and Co-Chairman of the Board	February 23, 2021
Ban Lor

/s/ Stewart Lor	Co-Chief Executive Officer, Chief Financial Officer and Co-Chairman of the Board	February 23, 2021
Stewart Lor

/s/ Liping Shu	Chief Marketing Officer	February 23, 2021
Liping Shu

/s/ Xiuhe Jiang	Chief Product Officer	February 23, 2021
Xiuhe Jiang

/s/ Tianfei Feng	Chief Research and Development Officer	February 23, 2021
Tianfei Feng

/s/ Yuping Ouyang	Independent Director	February 23, 2021
Yuping Ouyang

/s/ Bo Wu	Independent Director	February 23, 2021
Bo Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Powerbridge Technologies Co., Ltd., has signed this registration statement thereto in Newark, DE on February 23 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director